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                                                                     EXHIBIT 3.4

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             DOANE PRODUCTS COMPANY


         Doane Products Company (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation pursuant to a duly convened special meeting of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation (the "Amendment"):

             Article First of the Certificate of Incorporation is hereby amended to provide in its entirety as follows:

                  "FIRST:the name of the Corporation is Doane Pet Care Company."

         SECOND: This Amendment was duly adopted in accordance with Section 242 of the DGCL.

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by Thomas R. Heidenthal, its Senior Vice President and Chief Financial Officer, this 10th day of November, 1998.

                                       DOANE PRODUCTS COMPANY


                                       /s/ Thomas R. Heidenthal
                                       ----------------------------
                                       Thomas R. Heidenthal
                                       Senior Vice President and
                                       Chief Financial Officer